Exhibit 99.1

Media Contacts:

Marne Oberg

Analysts International Corporation

(952) 838-2867

moberg@analysts.com

Craig Perry

Netarx, LLC

(248) 341-2530

cperry@netarx.com

Analysts International Corporation Accelerates Transformation
with Sale of Reseller Business to Netarx

Companies will Enter into an Alliance Agreement Designed to Jointly Serve Customers Moving Forward

MINNEAPOLIS and DETROIT - August 4, 2009 - Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, and Netarx, LLC, a premier provider of business transforming technology solutions headquartered in Farmington Hills, MI, today announced that they have signed a definitive agreement under which Netarx will acquire substantially all the assets of AIC’s value-added reseller (VAR) business and its supporting service offerings. The agreement was signed on August 4, 2009, and is effective immediately.

As part of this agreement, AIC and Netarx will enter into an alliance agreement and continue to work together to jointly serve the IT and network communication needs of clients throughout the Great Lakes region. AIC will continue to provide IT staffing and application development services throughout this region and work in partnership with Netarx to augment its services and deliver on the collaboration, data center and network communication needs of its clients.

“We are excited about the possibilities this transaction presents for both AIC and Netarx,” said Elmer Baldwin, AIC’s President and CEO. “This move significantly reduces the complexity of our business and enables us to focus our attention on growing our core services, including IT staffing, consulting and application solutions. For Netarx, this agreement provides them with an established business that greatly expands their delivery capability, broadens their offering and fits well into their overall strategy for growth.”

“The longevity and strength of AIC’s customer relationships, combined with their solution expertise and great reputation in the marketplace makes this a very attractive addition to Netarx,” said Duane Tursi, Chief Executive Officer of Netarx. “The more than 150 professionals transitioning from AIC’s VAR business to Netarx bring significant experience and expertise to our business in areas such as unified communications, collaboration, data center and professional services.”

“The combination of our organizations is most beneficial to our customers who will benefit from our world-class engineering teams and variety of managed services options,” added Netarx Chairman and President Sandy Kronenberg.

AIC and Netarx will work together to help ensure this transaction results in a smooth transition for clients, partners and employees.

About Analysts International Corporation

Analysts International Corporation (AIC) (Nasdaq: ANLY) is an information technology services company focused on providing configured solutions for its clients. AIC serves a broad portfolio of clients throughout the United States with technology staffing, collaboration solutions, infrastructure solutions, project and application solutions and managed services offerings. More information is available online at www.analysts.com.

About Netarx

Netarx transforms business through technology. We understand our clients’ business processes and improve collaboration by consolidating voice, data and visual communications onto a single, easy to use platform. We infuse these rich experiences into applications with workflow optimization while creating efficiency and productivity gains in various organizational process areas, customer base and supply chain. Netarx plans, designs, implements and manages these solutions with proven methodologies that reflect industry best practices. Netarx is known for providing pragmatic and practical solutions, customer satisfaction and integrity. Visit us at www.netarx.com.

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Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release by AIC and its CEO Elmer Baldwin about AIC regarding, for instance: (i) AIC’s business transformation plan; (ii) the potential impact of the VAR business asset sale transaction; and (iii) management’s beliefs with respect to the reduction in complexity of AIC’s business and AIC’s ability to focus its attention on growing its core IT services, are forward-looking statements. These forward-looking statements are based on current information we have assessed, which by its nature is dynamic and subject to rapid and even abrupt changes. Forward-looking statements include statements expressing the intent, belief or current expectations of AIC and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business transformation plan; (ii) the risk that AIC will not be able to effectively enter into a strategic partnership with Netarx; (iii) prevailing market conditions in the IT services industry; (iv) potentially incorrect assumptions by management with respect to this transaction; and (v) economic, business, market, financial, competitive and/or regulatory factors affecting AIC’s business generally, including those set forth in AIC’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. AIC expressly disclaims any responsibility for forward-looking statements made by or about Netarx.